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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     ---------------------------------------


        Date of Report (Date of earliest event reported): August 29, 2001


                        AFFILIATED MANAGERS GROUP, INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)


          Delaware                   0001-13459                 043218510
----------------------------   ------------------------    ------------------
(State or other jurisdiction   (Commission file number)      (IRS employer
    of incorporation)                                      identification no.)


             Two International Place, 23rd Floor, Boston, MA 02110
         -------------------------------------------------------------
               (Address of principal executive offices)   (Zip Code)

                                (617) 747-3300
               ----------------------------------------------------
               (Registrant's telephone number, including area code)


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Item 5.    Other Events

         On August 29, 2001, Affiliated Managers Group, Inc. ("AMG"), an asset management holding company, and Friess Associates, Inc. and Friess Associates of Delaware, Inc. (collectively "Friess Associates") announced that they had reached a definitive agreement for AMG to acquire a majority equity interest in the business of Friess Associates.

         Friess Associates is an investment advisor with approximately $7.1 billion in assets under management. The firm is the advisor to the Brandywine Fund (BRWIX), and also advises two other growth equity mutual funds, in addition to advising separate accounts for charitable foundations, major corporations and high net worth individuals. Friess Associates manages growth equity accounts with a discipline that focuses on companies whose earnings are typically growing by at least 20% per year and whose stocks sell at reasonable price-to-earnings ratios. The firm was founded in 1974 by Foster and Lynn Friess, and is based in Greenville, Delaware, with offices in Wyoming and Arizona.

         AMG has agreed to purchase an initial 51% interest in limited liability companies which contain the business of Friess Associates, for approximately $247 million in cash, payable at closing. AMG and Friess Associates' management have agreed that AMG will purchase an additional 19% of Friess Associates in three years at a valuation based upon the then-current business. The remaining 30% of Friess Associates will be held by 11 members of Friess Associates' team, including Mr. Friess and Bill D'Alonzo, Friess Associates' Chief Investment Officer. The transaction is expected to close upon receipt of customary approvals.

         Following the transaction, Friess Associates' operations will remain unchanged and current management will continue to oversee the operations of the firm. Certain key members of management, including Messrs. Friess and D'Alonzo, as well as senior investment managers Jon Fenn and John Ragard, will sign long-term employment agreements with the firm.

Item 7.    Financial Statements, Pro Forma Information and Exhibits

(c)  Exhibits

Exhibit 99.1 -- Press Release, dated August 29, 2001 (filed for informational purposes).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AFFILIATED MANAGERS GROUP, INC.


Date: September 20, 2001               /s/ Darrell W. Crate
                                       ------------------------------------
                                       DARRELL W. CRATE
                                       Executive Vice President,
                                       Chief Financial Officer
                                       and Treasurer (and also
                                       as Principal Financial and
                                       Accounting Officer)



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                                 Exhibits

99.1 Press Release, dated August 29, 2001 (filed for informational purposes).